UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2017, Playa Hotels & Resorts N.V. (formerly known as Porto Holdco B.V.) (the “Company”), Computershare, Inc. (“Computershare”) and its wholly-owned subsidiary, Computershare Trust Company, N.A., (collectively with Computershare, the “Warrant Agent”), entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of March 10, 2017 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s public and private warrants to purchase one-third of one ordinary share of the Company (“Ordinary Share”) for a purchase price of one-third of $11.50 (the “Warrants”) to exchange their Warrants for Ordinary Shares of the Company at a an exchange ratio of 0.09 Ordinary Shares for each Warrant. The Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by the Company with the U.S. Securities and Exchange Commission on June 6, 2017, in connection with the Company’s offer to each holder of the Warrants to receive 0.1 Ordinary Shares in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents from holders of the Warrants to approve the Warrant Amendment (the “Consent Solicitation”). No meeting of the holders of the Warrants was held.

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on June 19, 2017. A total of 65,933,459 Warrants (including 880,447 through guaranteed delivery), or approximately 98.4081% of the 67,000,000 outstanding Warrants, were properly tendered and not withdrawn in the Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the Company’s Warrants, the Warrant Amendment was approved.

Item 8.01	Other information.

On June 20, 2017, the Company issued a press release announcing the results of the Offer and the Consent Solicitation.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement, dated as of June 20, 2017, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A.

99.1	Press Release issued by the Company dated June 20, 2017 announcing results of the Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.
Date: June 20, 2017	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Amendment No. 1 to Warrant Agreement, dated as of June 20, 2017, by and among the Company, Computershare, Inc. and Computershare Trust Company, N.A.

99.1	Press Release issued by the Company dated June 20, 2017 announcing results of the Offer and the Consent Solicitation.